CORNING CLINICAL LABORATORIES

                             TRANSFEREE PENSION PLAN


                  Effective as of the effective date of the divestiture by Corning Incorporated of its interest in CORNING CLINICAL LABORATORIES, INC. (the "Company"), the Company hereby establishes this CORNING CLINICAL LABORATORIES TRANSFEREE PENSION PLAN (the "Plan") for the benefit of eligible Employees.


                                   ARTICLE ONE
                                   Definitions

         1.1      "Board" means the Board of Directors of the Company.

         1.2      "Change in Control" means one of the following circumstances:

                           (i) an offeror (other than the Company) purchases shares of Common Stock of the Company pursuant to a tender or exchange offer for such shares;

                           (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
                           1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                           (iii) the membership of the Company's Board of Directors changes as the result of a contested election or elections, such that a majority of the individuals who are directors at any particular time were placed on the Board of Directors initially as a result of such a contested election or elections occurring within the previous two years; or

                           (iv) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or approve a plan of partial or complete liquidation.

         1.3 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

         1.4 "Committee" means the Committee appointed by the Company's Board of Directors to administer this Plan.



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         1.5      "Company" means Corning Clinical Laboratories, Inc. and its successors.

         1.6      "Corning" means Corning Incorporated.

         1.7 "Effective Date" means the date of the divestiture by Corning of its interest in the Company.

         1.8 "Employee" means any employee of a Participating Company who is within a select group of management or highly-compensated employees as such employees are defined in Title I of ERISA.

         1.9 "Final Average Compensation" means an eligible Employee's average compensation (as compensation is defined in the Qualified Plan) received from the Company or from Corning consisting of the highest five consecutive calendar years, or portions thereof, out of the 10 calendar years preceding the Employee's termination of employment that produces the highest such average.

         1.10 "Normal Retirement Date" and "Early Retirement Date" shall have the same meanings given these terms in the Qualified Plan.

         1.11 "Participating Company" means the Company and any related entity which is approved by the Committee as a Participating Company under this Plan.

         1.12 "Plan" means this Corning Clinical Laboratories Transferee Pension Plan.

         1.13 "Qualified Plan" means The Corning Incorporated Pension Plan for Salaried Employees.

         1.14 "Years of Credited Service" means all years, and portions thereof, of service with the Company, with Corning or with the members of the controlled groups of either the Company or Corning provided that no service shall be double counted for the same period of time. The Committee, in its sole discretion, may grant an Employee additional Years of Credited Service for service with prior employers not affiliated with the Company or with Corning.


                                   ARTICLE TWO
                           Purpose and Intent of Plan

         2.1 The purpose of this Plan is to preserve the previously expected pension benefits of executives who transfer from Corning to the Company and to attract and retain a highly-motivated executive workforce by providing to


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                  eligible Employees retirement benefits in excess of those they are entitled to receive under the Qualified Plan. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly-compensated employees as provided for in Title I of ERISA.


                                  ARTICLE THREE
                                Eligible Employee

         3.1 The Committee in its sole discretion shall designate those Employees who shall be eligible to participate in this Plan. All eligible Employees shall be identified in such records as the Committee deems appropriate to establish and maintain.

                  An otherwise eligible Employee shall be ineligible to participate and shall forfeit all rights to receive any future benefit payment under this Plan if such employee:

                  o is terminated for cause, which determination shall be in the sole discretion of the Committee and this determination shall be final and binding on all persons;

                  o terminates employment for any reason prior to completing five full Years of Credited Service measured from the eligible Employee's date of hire; or

                  o without the prior consent of the Committee, engages in any activity inimical to the interests of any Participating Company at any time until the lapse of 36 months following the Employee's retirement.


                                  ARTICLE FOUR
                                    Benefits

         4.1 Benefit Amount. The benefit payable to an eligible Employee under this Plan on the Employee's Normal Retirement Date shall be a straight life annuity equal to the excess of (a) over (b) below where:

                  (a), the basic benefit formula, equals the aggregate amount the eligible Employee would be entitled to receive, under the following formula after application of the factors listed in
                  (1) through (7) after the formula:



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                                        4

                           1.5% times the Employee's Final Average Compensation up to Social Security Covered Compensation for the year in which employment terminates, times the Employee's Years of Credited Service

                                      Plus

                           2.0% times the Employee's Final Average Compensation in excess of such Social Security Covered Compensation, times the Employee's Years of Credited Service

                  The factors referred to in computing the basic benefit above are as follows:

                  (1) the term Compensation means Compensation as used in the Qualified Plan except there shall be added to such Compensation, stock grants in lieu of bonuses valued at the stock's fair market value and compensation earned by an eligible Employee during a year but deferred to a subsequent year. Such deferred compensation shall not again be taken into account in the year of receipt. The Committee in its sole discretion may add to the items of includable compensation other compensatory payments or benefits earned by eligible Employees;

                  (2) the term Year of Credited Service means service determined through the date the eligible Employee terminates employment as such service is defined in the Qualified Plan together with the modifications set forth in the Corning Incorporated Supplemental Pension Plan as if the Qualified Plan had covered the Employee through the date he terminates employment as a participant in this Plan;

                  (3) an eligible Employee's Covered Compensation means the amount set forth in IRS Revenue Ruling 71-446 and subsequent IRS updates determined as of the year the eligible Employee terminates employment. If the IRS ceases to update the covered compensation table, covered compensation shall be determined by the Qualified Plan's actuary using the same methodology as in Revenue Ruling 71-446;

                  (4) for purposes of determining eligibility to receive benefits (but not their amount), an eligible Employee who has reached age 55 and whose age and Years of Credited Service total at least 65 shall be deemed to have satisfied all of the Qualified Plan's credited service conditions for benefit eligibility;



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                                        5

                  (5) all Code limits on compensation and benefit amounts shall be disregarded;

                  (6) an early retirement benefit is payable from this Plan if an eligible Employee meets the age and service requirements for early retirement under the Qualified Plan taking into account for this purpose all Years of Credited Service under this Plan. In the event of early retirement, the benefit amount shall be determined pursuant to the benefit formula under this
                           Section 4.1 but applying the reduction factors applicable to early retirement benefits prescribed by the Qualified Plan; and

                  (7) no benefit shall be paid under this Plan unless an eligible Employee has five or more Years of Credited Service. An eligible Employee who has five or more Years of Credited Service but is not eligible for an early or normal retirement benefit shall be entitled to receive a deferred vested benefit computed generally under the provisions of this Section 4.1 except that the compensation and benefit limits of Code Sections 401(a)(17) and 415 shall be taken into account in applying these provisions, and where

                  (b), the offset to the basic benefit formula, equals the aggregate amount the eligible Employee is actually entitled to receive under the Qualified Plan and each of Corning's non-qualified plans that supplement the Qualified Plan. The amount of benefit used as an offset for the Corning qualified and non-qualified plans shall be an eligible Employee's accrued benefit (age 65 amount payable in the normal form) earned as of the date the Employee terminates employment with Corning but applying the reduction factors applicable to deferred vested benefits prescribed by the Qualified Plan. Pension improvements, retiree increases and past service pension updates occurring in all Corning plans after the Employee terminates employment with Corning shall not be taken into account in determining the offset amounts for the Corning plans. If an eligible Employee is not a participant in the Qualified Plan but is a participant in a similar plan of a prior employer and if the Committee elects to give the Employee credit for Years of Credited Service under this Plan for periods of time during which the Employee was covered by the prior employer's plan, the Committee shall determine the amount of the offset for the prior employer's plan. The Committee shall determine the amount of the offset for the prior employer's plan using principles similar to those applied in determining the offset for the Corning plans.

         4.2 Commencement of Benefits. A Participating Company shall pay the benefits due under this Plan commencing within 30 days of retirement, death or any


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                                        6

                  other event that entitles an eligible Employee or the Employee's beneficiary to receive benefits under the Qualified Plan as if the Qualified Plan had covered the Employee during the Employee's period of service while a participant in this Plan.

         4.3 Form of Payment. The benefit payable under this Plan shall be a life annuity for unmarried Employees and a joint and 75 percent survivor annuity for married Employees. Notwithstanding the foregoing, the Committee in its sole discretion may elect to pay the entire benefit, or the present value of the remaining installments, in a lump sum payment in the event of the Employee's or his beneficiary's financial need. The amount of the actual benefit paid from this Plan shall be the straight life annuity calculated under Section
                  4.1 adjusted as appropriate by the actuarial assumptions used in the Qualified Plan if a different form of benefit is paid, provided that for lump sum payments the interest factor shall be the average of the PBGC immediate interest rate in effect as of the first day of each of the three months immediately preceding the month in which the payment is made.

                  Notwithstanding the foregoing, any life annuity or joint and survivor annuity shall be paid in the form of the six year certain benefit described in Section 4.9 of the Qualified Plan. No actuarial adjustments shall be made for such six year certain benefit.

         4.4 Death Benefits During Employment. If an eligible Employee dies while still employed by a Participating Company but after becoming entitled to receive a vested benefit, the eligible Employee's spouse, if surviving, shall be entitled to a monthly lifetime benefit equal to 50 percent of the benefit the eligible Employee would have received under Section 4.1. This benefit shall be payable at such time as in-service death benefits are payable under the Qualified Plan as if the Qualified Plan had covered the Employee during the Employee's period of service while a participant in this Plan and pursuant to such other terms and conditions as may apply to benefits payable under the Qualified Plan. In the discretion of the Committee, the value of this benefit may be paid out in a lump sum or in another alternative form of benefit the Committee may elect.

         4.5 Unfunded Plan. This Plan is intended to be "unfunded" as this term is used in Title I of ERISA. All benefits payable to an eligible Employee under this Plan shall be paid by the Participating Company that employs the eligible Employee out of its general assets and shall not be otherwise funded. Although the Company does not intend, as of the Effective Date, to set aside any additional specific assets to meet its obligation to pay benefits under this Plan, the


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                  Company may, in its discretion, set aside assets for meeting its obligations, including, but not limited to, the establishment of a rabbi or other grantor trust. In the event such fund or trust is established, each Participating Company shall be responsible for making contributions to provide for the benefits of its own eligible Employees.

                  No Employee shall have any property rights in any such fund or trust or in any other assets held by a Participating Company. The right of an eligible Employee or his spouse or beneficiary to receive any of the benefits provided by this Plan shall be an unsecured claim against the general assets of a Participating Company.

                  Employees are neither required nor permitted to make any contributions to this Plan.

         4.6 Change in Control. In the event of a Change in Control, all eligible Employees shall become fully vested, and upon termination of employment, or by action of the Committee in anticipation of termination of employment, shall receive such vested benefits in a single lump sum payment. For this purpose, termination of employment shall mean termination of the Employee's employment with a Participating Company within four years following a Change in Control. A termination shall be deemed to occur if during such period the Employee determines in good faith that the position, duties, responsibilities and status assigned to the Employee are inconsistent with the position, duties, responsibilities and status of the Employee with the Participating Company immediately prior to the Change in Control. Such determination shall be evidenced by the Employee in a writing delivered to the Secretary of the Company promptly but in no event later than 180 days after such determination.

                  In the case of a Change in Control and a termination of employment as above described, an eligible Employee who has not at such time attained the age of fifty-five (55) and whose Qualified Plan benefits are therefore deferred shall nevertheless be entitled to an immediate lump sum payment under this Plan equal to the then present value of the benefit that would have been payable at the time the Employee reached age 55 but determined on the basis of Compensation and Credited Service figures in effect on the date of the Employee's termination of employment.




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                                  ARTICLE FIVE
                                 Administration

         5.1 Committee as Administrator. This Plan shall be administered by the Committee in accordance with the Plan's terms.

                  The Committee shall determine the benefits due each Employee from this Plan and shall direct them to be paid by a Participating Company.

                  The Committee shall inform each Employee of any elections which the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.

         5.2 Coordination with Qualified Plan. Since this Plan is intended to operate in conjunction with the Qualified Plan, any questions concerning plan administration or the calculation of benefits that arise but are not specifically addressed by this Plan shall be considered in light of the Qualified Plan. In addition, unless the context requires otherwise, the terms used in this Plan shall have the same meaning as the same terms used in the Qualified Plan.

         5.3 Committee Action Final. The Committee has sole discretion to determine eligibility to participate in this Plan, to determine the eligibility for and the amount of benefits, to interpret the Plan and to take any other action it deems appropriate to administer this Plan. The decisions made by and the actions taken by the Committee shall be final and conclusive on all persons.

                  Members of the Committee shall not be subject to individual liability with respect to their actions under this Plan. Notwithstanding the foregoing, the Company shall indemnify each member of the Committee who may incur financial liability for actions or failures to act with respect to the member's Committee responsibilities.


                                   ARTICLE SIX
                            Amendment and Termination

         6.1 While the Company intends to maintain this Plan indefinitely, the Board reserves the right to amend or terminate it at any time for whatever reasons it may deem appropriate.

                  Notwithstanding the preceding paragraph, however, the Company hereby makes a contractual commitment on behalf of itself, the other Participating


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                                        9

                  Companies and their successors to pay, or to require the other Participating Companies to pay, the benefits accrued under this Plan prior to its amendment or termination to the extent it or the other Participating Companies are financially capable of meeting such obligation.


                                  ARTICLE SEVEN
                                  Miscellaneous

         7.1 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between a Participating Company and an Employee, or as a right of any Employee to be continued in the employment of a Participating Company, or as a limitation of the right of a Participating Company to discharge any of its Employees, with or without cause.

         7.2 No Transferability. The rights of an Employee under this Plan shall not be transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution and are exercisable during the Employee's lifetime only by the Employee or the Employee's guardian or legal representative.

         7.3 Taxation. The benefits payable under this Plan shall be subject to all federal, state and local income and employment taxes to which benefits of this type are normally subject.

         7.4 Indemnification. To the fullest extent authorized or permitted by law, the Company shall indemnify any eligible Employee who brings an action or proceeding, whether civil or criminal, or who is made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or shall be entitled to benefits under this Plan and the Company has failed to make payments hereunder when due or has otherwise failed to follow the terms of the Plan or such eligible Employee has reasonable cause to believe the Company shall fail or intends to fail to perform its future obligations hereunder arising within a reasonable time thereof, or with respect to any other matter directly or indirectly related to this Plan, unless a judgment or other final adjudication adverse to such eligible Employee establishes that the Company was or is legally entitled to fail to so perform its obligations hereunder. Without limitation of the foregoing, such indemnification shall include indemnification against all costs of whatever nature or kind, including attorneys' fees and costs of investigation or defense, incurred by any eligible Employee with respect to any such action or proceeding and any appeal therein, and which judgments, fines, amounts and


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                                       10

                  expenses have not been recouped by him in any other manner. All expenses incurred by a person in connection with an actual or threatened action or proceeding with respect to which such person is or may be entitled to indemnification under this Section, shall, in the absence of a final adjudication adverse to such person as described above, be promptly paid by the Company to him, upon receipt of an undertaking by him to repay the portion of such advances, if any, to which he may finally be determined not to be entitled. The Company's obligations under this Section 7.4 may be paid from any rabbi trust or other fund established by the Company for the purpose of paying such expenses. This Section may not without the consent of an eligible Employee be amended or changed in any manner adverse to such eligible Employee. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which an eligible Employee may be entitled other than pursuant to this Section.

                  Notwithstanding the foregoing, there shall be no indemnification for persons who cease Plan participation and forfeit all benefits on account of termination for cause as described in Section 3.1.

         7.5 Successors. This Plan shall be binding on the Company's successors and assigns.

         7.6 Governing Law. This Plan shall be interpreted and enforced in accordance with the laws of the State of New Jersey.




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                  IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this ___ day of __________, 1996.


                              CORNING CLINICAL LABORATORIES, INC.



                              By_____________________________________________




                              Title___________________________________________